UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

January 2009

Commission File Number: ________________

Ballard Power Systems Inc. ———————————————————————————————————
(Translation of registrant’s name into English)

Canada ———————————————————————————————————
(Jurisdiction of incorporation or organization)

9000 Glenlyon Parkway Burnaby, BC V5J 5J8 Canada
——————————————————————————————————— (Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F: Form 20-F Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934: Yes No

If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): n/a

On December 31, 2008, Ballard Power Systems Inc. (“Old Ballard”) completed a court-approved statutory plan of arrangement (the “Arrangement”) with Superior Plus Income Fund (the “Fund”). Pursuant to the Arrangement, Old Ballard transferred its entire business and operations, including all assets and liabilities, to a new holding company, also named Ballard Power Systems Inc. (“New Ballard”), which has the same assets, liabilities, directors, management and employees as Old Ballard had prior to the Arrangement. New Ballard also received a cash payment of approximately C$46.3 million for allowing the Fund to use Old Ballard as the corporate vehicle through which the Fund completed its conversion from an income trust to a corporation (“Superior Plus”). The Arrangement was effected pursuant to Section 192 of the Canada Business Corporations Act. Pursuant to the Arrangement, each issued and outstanding security of Old Ballard was exchanged for one equivalent security of New Ballard, and each unit of the Fund was exchanged for a common share of Superior Plus. All securities issued in connection with the Arrangement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

The common shares of Old Ballard were registered with the Securities and Exchange Commission (the “SEC”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Arrangement, the New Ballard common shares are deemed registered under Section 12(b) of the Exchange Act as a successor issuer to Old Ballard pursuant to Rule 12g-3(a) of the Exchange Act. The New Ballard common shares are listed on the NASDAQ Global Market (the “NYSE”) and trade under the ticker symbol “BLDP,” the same ticker symbol that had been previously used by Old Ballard for the Old Ballard common shares prior to the completion of the Arrangement. This Form 6-K is being submitted by New Ballard to the SEC as notice that New Ballard is the successor issuer to Old Ballard under Rule 12g-3 under the Exchange Act, as required by paragraph (f) of Rule 12g-3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ballard Power Systems Inc.

Date: January 2, 2009	By: /s/ Glenn Kumoi _______________________________
	Name:	Glenn Kumoi
	Title:	Vice President, General Counsel and Corporate Secretary